UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

T2 Biosystems, Inc. (the “Company’”) held its annual meeting of stockholders on December 30, 2024 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the 2014 Incentive Award Plan. The amendment and restatement was adopted by the Company’s Board of Directors on November 7, 2024, and became effective upon stockholder approval at the Annual Meeting. The foregoing amendment and restatement is described further in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2024 (the “Proxy Statement”) under “Proposal 2.”

On March 31, 2024, the Company entered into letter agreements with its Chief Financial Officer, John Sprague and its General Counsel, Michael Gibbs that provide for the payment of a retention bonus in the total aggregate amount of $80,000, to be paid in two installments of $40,000. The first installment, in the amount of $40,000, was paid in June 2024, and the second installment, in the amount of $40,000, was to be paid within five business days following November 15, 2024. On November 13, 2024, the letter agreements were amended so that the second installment, in the amount of $40,000, was to be paid within five business days following December 31, 2024. On December 30, 2024, the letter agreements were further amended so that the second installment was increased to $60,000 and is to be paid within five business days following March 31, 2025. Each such installment payment is subject to the applicable executive’s continued employment through such payment date.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders holding and entitled to vote 15,810,290 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) held as of the close of business on November 5, 2024 (the “Record Date”) were present either by attendance via live webcast or by proxy. These stockholders represented approximately 77% of the voting power of the Common Stock issued and outstanding and entitled to vote and approximately 77% of the voting power of the capital stock issued and outstanding and entitled to vote, thereby constituting a quorum for the transaction of business at the Annual Meeting.

The following are the final voting results for the proposals considered and voted upon at the Annual Meeting. For more information on the following proposals submitted to stockholders, see the Company’s definitive Proxy Statement.

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Laura Adams	12,062,251	1,403,873	2,344,166
Robin Toft	12,055,721	1,410,403	2,344,166
Seymour Liebman	12,008,989	1,457,135	2,344,166

Based on the voting results set forth above, each of the foregoing nominees for Class I directors was elected to hold office until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

Proposal 2: Approval of the Amendment and Restatement of the 2014 Incentive Award Plan

For	Against	Abstain	Broker Non-Votes
11,714,962	1,734,410	16,752	2,344,166

Based on the voting results set forth above, the amendment and restatement of the 2014 Incentive Award Plan was approved.

Proposal 3: Ratification of Appointment of Independent Auditors

For	Against	Abstain
13,782,655	1,640,911	386,724

Based on the voting results set forth above, the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer